Exhibit 99.1

News Release

Independent Bank Corporation
230 West Main Street
Ionia, MI 48846
616.527.5820

For Release:	Immediately

Contact:	William B. (Brad) Kessel, President and CEO, 616.447.3933
Robert N. Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION ANNOUNCES FULL
EXERCISE OF UNDERWRITERS' OVER-ALLOTMENT OPTION

IONIA, Mich., Sept. 10, 2013 — Independent Bank Corporation (NASDAQ: IBCP) ("Independent" or the "Company") today announced that the underwriters for its recently announced public offering of common stock exercised in full their over-allotment option to purchase an additional 1,725,000 shares of common stock at a price of $7.75 per share to the public.  The gross proceeds to the Company, before expenses, were approximately $13.4 million.  The sale of these additional shares of common stock closed today, which increases the total number of shares sold by the Company in the offering to 13,225,000.

The Company intends to use a portion of the net proceeds from this closing to cause the redemption of all of the outstanding trust preferred securities of IBC Capital Finance II (NASDAQ: IBCPO) as soon as practicable in accordance with the governing documents.  The liquidation amount (excluding accrued dividends) of such trust preferred securities is $9.2 million.  The Company expects to save approximately $0.8 million of interest expense annually as a result of this redemption.  The Company intends to use the remaining net proceeds for general corporate purposes.

Keefe, Bruyette & Woods, a Stifel company, acted as the sole book-running manager in the offering.  Sandler O'Neill + Partners, L.P. and Boenning & Scattergood, Inc. acted as co-managers for the offering.

A registration statement relating to the shares was declared effective by the Securities and Exchange Commission ("SEC") on Aug. 22, 2013, and a prospectus relating to the offering was filed with the SEC on Aug. 23, 2013.  This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This offering was made by means of a prospectus.  Copies of the prospectus may be obtained from the SEC's Web site at: www.sec.gov.  Alternatively, you may obtain copies of the prospectus by contacting Keefe, Bruyette & Woods, Inc., Attention: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, telephone (800) 966-1559.

About Independent Bank Corporation

Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $2.1 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation currently operates a 71-branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and title services.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at:  www.IndependentBank.com.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Independent Bank Corporation's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements include descriptions of plans and objectives of Independent Bank Corporation's management for the expected use of the proceeds received from the offering described herein, future or past operations, products or services, and forecasts of the Company's revenue, earnings or other measures of economic performance. Such statements reflect the view of Independent Bank Corporation's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation's plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include the ability of Independent Bank Corporation to meet the objectives of its capital plan, the ability of Independent Bank to remain well-capitalized under federal regulatory standards, the pace of economic recovery within Michigan and beyond, changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.